UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2005

ABERCROMBIE & FITCH CO.

(Exact name of registrant as specified in its charter)

Delaware	1-12107	31-1469076

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6301 Fitch Path, New Albany, Ohio 43054

(Address of principal executive offices) (Zip Code)

(614) 283-6500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Approval of Abercrombie & Fitch Co. 2005 Long-Term Incentive Plan by Stockholders

     At the Annual Meeting of Stockholders held on June 15, 2005 (the “2005 Annual Meeting”), the stockholders of Abercrombie & Fitch Co. (“A&F”) approved the Abercrombie & Fitch Co. 2005 Long-Term Incentive Plan (the “2005 Plan”). The 2005 Plan is an equity-based incentive plan that will allow A&F to grant awards that will comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). The following description of the 2005 Plan is qualified in its entirety by reference to the actual terms of the 2005 Plan, which is filed with this Current Report on Form 8-K as Exhibit 10.1.

     Administration of the 2005 Plan. The 2005 Plan is administered by the Compensation Committee of A&F’s Board of Directors. The Compensation Committee has the power in its discretion to grant awards under the 2005 Plan, to determine the terms thereof, to interpret the provisions of the 2005 Plan, and to take action as it deems necessary or advisable for the administration of the 2005 Plan.

     Number of Authorized Shares. The 2005 Plan provides for awards during the term of the 2005 Plan with respect to a maximum of 2% of the sum of (i) the total shares of Class A Common Stock, $0.01 par value, of A&F (the “Common Stock”) outstanding, and (ii) the unexercised options and restricted stock units held by employees and non-employee directors as of April 6, 2005, which constitute 1,982,710 shares of Common Stock. Subject to the terms of the 2005 Plan, any of the 1,982,710 shares of Common Stock may be granted subject to “incentive stock options.” The number and class of shares available under the 2005 Plan and/or subject to outstanding awards may be equitably adjusted by the Compensation Committee in the event of various changes in the capitalization of A&F.

     Eligibility and Participation. Eligibility to participate in the 2005 Plan is limited to (i) an employee of A&F or any subsidiary or affiliate of A&F who is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), at the time of grant, and (ii) non-employee directors of A&F or any subsidiary or affiliate of A&F. However, Michael S. Jeffries, Chairman and Chief Executive Officer of A&F, will not be eligible to receive any awards under the 2005 Plan. No employee may be granted in any calendar year an award covering more than 250,000 shares of A&F’s Common Stock (plus any portion of such limit that was unused as of the end of the previous year.) The foregoing limit is applied separately to each different type of award under the 2005 Plan. No non-employee director may be granted awards covering more than 10,000 shares of A&F’s Common Stock in any calendar year; provided, however, that such annual limit does not include any “Deferred Stock Awards” (described below) granted in lieu of other forms of compensation.

     Type of Awards Under the 2005 Plan. The 2005 Plan provides that the Compensation Committee may grant awards to eligible participants in any of the following forms, subject to such terms, conditions and provisions as the Compensation Committee may determine to be necessary or desirable: (i) incentive stock options (“ISOs”); (ii) nonstatutory stock options

(“NSOs”); (iii) Common Stock-settled stock appreciation rights (“SARs”); (iv) Restricted Stock and Restricted Stock Units; and (v) Deferred Stock Awards.

     Grant of Options and SARs. The Compensation Committee may award ISOs, NSOs (collectively, “Options”), and SARs to eligible participants. The Compensation Committee is also authorized to grant SARs in tandem with or as a component of other awards (“tandem SARs”) or not in conjunction with other awards (“freestanding SARs”) as well as SARs that are exercisable only in connection with a change of control of A&F (a “Limited SAR”).

     Exercise Price of Options and SARs. The exercise price per share of an Option will be determined by the Compensation Committee and will in no event be less than 100% of the fair market value per share of A&F’s Common Stock underlying the award on the date of grant. The Compensation Committee has the discretion to determine the exercise price and other terms of SARs, except that (i) the exercise price of a tandem SAR will not be less than the exercise price of the related Option, and (ii) the exercise price of a freestanding SAR will be fixed as of the date of grant and will not be less than the fair market value of a share of A&F’s Common Stock on the date of grant. Without the approval of A&F’s stockholders, the Compensation Committee will not amend or replace previously granted Options or SARs in a transaction that constitutes a “repricing,” within the meaning of Section 303A.08 of the Listed Company Manual of the New York Stock Exchange (“NYSE”).

     Vesting of Options and SARs. The sole and exclusive basis for determining both the vesting and exercisability of an Option will be the passage of a specific period of time or the occurrence or non-occurrence of certain specific non-performance related events (e.g., death, disability, termination of employment and a change of control of A&F). The Compensation Committee has the discretion to determine when and under what circumstances an SAR can be exercised.

     Special Limitations on ISOs. In the case of a grant of an Option intended to qualify as an ISO, no such Option may be granted to a participant who owns, at the time of the grant, stock representing more than 10% of the total combined voting power of all classes of stock of A&F or its subsidiaries (a “10% Shareholder”) unless the exercise price per share of A&F’s Common Stock subject to such ISO is at least 110% of the fair market value per share of A&F’s Common Stock on the date of grant and such ISO award is not exercisable more than five years after its date of grant. In addition, Options designated as ISOs will not be eligible for treatment under the Internal Revenue Code as ISOs to the extent that either (i) the aggregate fair market value of shares of Common Stock (determined as of the time of grant) with respect to which such ISOs are exercisable for the first time by the participant during any calendar year (under all plans of A&F and its subsidiaries) exceeds $100,000 or (ii) such ISOs otherwise remain exercisable but are not exercised within three months of termination of employment (or such other period of time provided in Section 422 of the Internal Revenue Code).

     Exercise of Options and SARs. The Compensation Committee has the discretion to determine the method or methods by which an Option or SAR may be exercised. Upon the exercise of an SAR, a participant is entitled to receive shares of Common Stock having an aggregate fair market value equal to (i) the excess of (a) the fair market value of one share of Common Stock as of the date of exercise (or, in the case of a Limited SAR, the fair market value determined by reference to the change of control price stipulated by the related award agreement), over (b) the exercise price of the shares of Common Stock covered by the SAR, multiplied by (ii) the number of shares of Common Stock covered by the SAR, or the portion thereof being exercised. Any fractional shares resulting from the exercise of an SAR will be paid in cash.

     Expiration of Options and SARs. Options and SARs will expire at such time as the Compensation Committee determines; provided, however, that no Option or SAR may be exercised more than ten years from the date of grant, except in the case of an ISO held by a 10% Shareholder, in which case such ISO may not be exercised more than five years from the date of grant.

     Restricted Stock and Restricted Stock Units. The Compensation Committee has the discretion to grant both Restricted Stock and Restricted Stock Units to participants. The grant, issuance, retention, vesting and/or settlement of Restricted Stock and Restricted Stock Units will occur at such times and in such installments as determined by the Compensation Committee or under criteria established by the Compensation Committee. The Compensation Committee will have the right to make the timing of the grant and/or the issuance, ability to retain, vesting and/or settlement of Restricted Stock and Restricted Stock Units subject to continued employment, passage of time and/or such performance conditions as deemed appropriate by the Compensation Committee; provided that the grant, issuance, retention, vesting and/or settlement of an award of Restricted Stock or Restricted Stock Units that is based in whole or in part on performance conditions will be subject to a performance period of not less than one year, and any award based solely on continued employment or the passage of time will vest over a period of not less than three years from the date the award is made (but such vesting may occur ratably over the three-year period). These minimum vesting conditions need not apply (i) if the participant dies, becomes disabled, retires (within the meaning of the 2005 Plan) or terminates employment in connection with a change of control of A&F, and (ii) with respect to up to an aggregate of 5% of the shares of Common Stock authorized under the 2005 Plan, which can be granted as Restricted Stock or Restricted Stock Units without regard to such minimum vesting requirements.

     Holders of Restricted Stock have all the rights of a stockholder of A&F, such as the right to vote the underlying shares of Common Stock or receive dividends and other distributions, except to the extent restricted by the terms of the 2005 Plan or any award document relating to the Restricted Stock and subject to any mandatory reinvestment or other requirement imposed by the Compensation Committee. Holders of Restricted Stock Units will not have any such stockholder rights until shares of Common Stock have been issued to them upon vesting, although that the Compensation Committee may provide for dividend equivalent rights.

     Deferred Stock Awards. Non-employee directors may voluntarily defer all or a part of their retainers, meeting fees and Common Stock-based awards under the provisions of the Directors’ Deferred Compensation Plan, or any successor plan providing for deferral of compensation by non-employee directors. The dollar value of such deferrals is credited to a notional account in the form of Deferred Stock Awards. The deferred account balances will be settled in shares of Common Stock issued under the 2005 Plan, based on each non-employee director’s election.

     Performance-Based Compensation. If the Compensation Committee specifies that any grant of Restricted Stock or Restricted Stock Units is intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, the grant, issuance, vesting, and/or settlement of such award will be contingent upon the achievement of a pre-established performance goal in accordance with provisions of Section 162(m) and the related regulations, as more fully described below. Achievement of performance goals will be measured over a performance period of one year or more, as specified by the Compensation Committee. A performance goal will be established not later than the earlier of (i) 90 days after the beginning of any performance period applicable to the performance-based award or (ii) the time 25% of such performance period has elapsed.

     Settlement of performance-based awards will be in cash or Common Stock, in the Compensation Committee’s discretion. The Compensation Committee may, in its discretion, reduce the amount of a settlement otherwise to be made. Any settlement which changes the form of payment from that originally specified will be implemented in a manner such that the award and other related awards do not thereby fail to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code. The Compensation Committee will specify the circumstances in which performance-based awards will be paid or forfeited in the event of the participant’s death, disability or retirement, in connection with a change of control of A&F or, subject to the one-year performance requirement described above in the discussion of Restricted Stock and Restricted Stock Units, in connection with any other termination of employment prior to the end of a performance period or settlement of such awards.

     If at any time after the date a participant has been granted or becomes vested in an award pursuant to the achievement of a performance goal, the Compensation Committee determines that the earlier determination as to the achievement of the performance goal was based on incorrect data and that the goal had not in fact been achieved, or had been achieved to a lesser extent than originally determined and a portion of an award would not have been granted, vested or paid, given the correct data, then (i) such portion of the award that was granted will be forfeited and any related shares (or, if such shares were disposed of, the cash equivalent) will be returned to A&F as provided by the Compensation Committee, (ii) such portion of the award that became vested will be deemed to be not vested and any related shares (or if such shares were disposed of, the cash equivalent) will be returned to A&F as provided by the Compensation Committee, and (iii) such portion of the award paid to the participant will be paid by the participant to A&F upon notice from A&F as provided by the Compensation Committee.

     For purposes of the 2005 Plan, a “performance goal” will mean any one or more of the following business criteria, either individually, alternatively or in any combination, applied to either A&F as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Compensation Committee:

•	Gross sales, net sales or comparable store sales;

•	Gross margin, cost of goods sold, mark-ups or mark-downs;

•	Selling, general and administrative expenses;

•	Operating income, earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items;

•	Net income or net income per share (basic or diluted);

•	Inventory turnover or inventory shrinkage;

•	Return on assets, return on investment, return on capital, or return on equity;

•	Cash flow, free cash flow, cash flow return on investment, or net cash provided by operations;

•	Economic profit or economic value created;

•	Stock price or total stockholder return; and

•	Market penetration, geographic expansion or new concept development; customer satisfaction; staffing; diversity; training and development; succession planning; employee satisfaction; acquisitions or divestitures of subsidiaries, affiliates or joint ventures.

     Change of Control. Unless A&F’s Board of Directors or the Compensation Committee provides otherwise prior to a change of control, in the event of a change of control of A&F, the following provisions will apply to outstanding awards. In the case of an award that is not a performance-based award, in the event that (i) the acquiring or surviving entity assumes and maintains the award, but terminates the participant without cause within three months prior to or eighteen months after such change of control, or (ii) the acquiring or surviving entity does not assume and maintain such award, Options and SARs will vest immediately and be exercisable for two years (or such longer post-termination exercisability term as may be specified in the Option or SAR) following the date of termination of employment, subject to the stated term of the award, and Restricted Stock and Restricted Stock Units will vest immediately and be settled in full.

     In the case of performance-based awards, if 50% or more of the related performance period has elapsed as of the date of the change of control, the participant will be entitled to a pro-rated portion of the award based on performance through a date occurring within three months prior to the date of the change of control, as determined by the Compensation Committee prior to the change of control. If less than 50% of the related performance period has elapsed as of the date of the change of control, the participant will be entitled to a pro-rated portion of the target amount of the award. In no event will payment be accelerated to a date that is earlier than the earliest date as of which distribution from the 2005 Plan would be permitted by Section 409A of the Internal Revenue Code without triggering the application of the additional tax described in Section 409A(a)(1)(B) of the Internal Revenue Code.

     A “change of control” means, unless otherwise specified by the Compensation Committee in an award agreement, an occurrence of a nature that would be required to be reported by A&F in response to Item 6(e) of Schedule 14A of Regulation 14A under the Exchange Act and will be deemed to have occurred as of the first day that any of the following conditions are met: (i) securities representing 20% or more of the combined voting power of A&F’s then outstanding securities are acquired by a person deemed an “Acquiring Person” under the Rights Agreement dated as of July 16, 1998, as amended, between A&F and National City Bank, as successor Rights Agent, (ii) A&F merges or consolidates with another company, unless the voting securities of A&F immediately prior to the merger or consolidation continue to represent 80% or more of the combined voting power of A&F or the surviving entity, (iii) more than 50% of A&F’s assets or earning power on a consolidated basis is sold, exchanged, leased, mortgaged, pledged, transferred, or otherwise disposed of, (iv) A&F is completely liquidated or dissolved, (v) any reorganization, reverse stock split or recapitalization occurs that would result in a change of control (as defined), or (vi) any transaction or series of related transactions occurs having, directly or indirectly, the same effect as any of the foregoing.

     Certain Events of Forfeiture. Unless otherwise determined by the Compensation Committee, awards granted under the 2005 Plan to participants, other than non-employee directors, are subject to forfeiture in the event of the participant’s breach of certain restrictive covenants. Specifically, in the event of such a breach, the unexercised portion of any Option (whether or not vested) and any other award not yet settled will be immediately forfeited, and the participant will be required to repay to A&F, in cash, any award gain (as defined below) realized by the participant upon exercise of Options or settlement of awards that occurred on or after (i) the date that is six months prior to the date the employee breached the restrictive covenant, if the breach occurred while the employee was still employed by A&F or a subsidiary or affiliate of A&F, and (ii) the date that is six months prior to the employee’s termination of employment. Such a breach will occur if, during the employee’s employment with A&F or a subsidiary or affiliate of A&F or during the one-year period following the employee’s termination of employment, the employee (i) competes with A&F or a subsidiary or affiliate of A&F, induces customers or suppliers to abandon their relationship with A&F or a subsidiary or affiliate of A&F, or induces other employees to terminate their employment with A&F or a subsidiary or affiliate of A&F, or (ii) discloses certain confidential or proprietary information of A&F or a subsidiary or affiliate of A&F, or (iii) fails to cooperate with A&F or a subsidiary or affiliate of A&F, including in connection with certain legal proceedings and actions. “Award gain” is defined for this purpose as (i) in the case of an Option, the spread between the fair market value of the underlying Common Stock on the exercise date and the exercise price, multiplied by the number of shares as to which the Option was exercised on that date, and (ii) in all other cases, the fair market value of the Common Stock or cash payable under the award, less certain consideration paid by the participant to settle the award.

     Nontransferability of Awards. No award or other right or interest of a participant under the 2005 Plan may be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such participant to any party (other than A&F or a subsidiary or affiliate of A&F), or assigned or transferred by such participant otherwise than by will or the laws of descent and distribution or to a beneficiary upon the death of a participant, and such awards or rights that may be exercisable are to be exercised during the lifetime of the participant only by the participant or his or her guardian or legal representative, except that awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more transferees during the lifetime of a participant and may be exercised by such transferees in accordance with the terms of such award, but only if and to the extent such transfers are permitted by the Compensation Committee, subject to any terms and conditions which the Compensation Committee may impose thereon.

     Tax Withholding and Tax Offset Payments. The Compensation Committee is authorized to withhold from awards and related payments (including Common Stock distributions) amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an award by withholding Common Stock or other property, requiring a participant to remit to A&F an amount in cash or other property (including Common Stock) to satisfy such withholding requirements or by taking certain other actions. A&F can delay the delivery to a participant of Common Stock under any award to allow A&F to determine the amount of withholding to be collected and to collect and process such withholding.

     Term of 2005 Plan. Unless earlier terminated by the Board of Directors of A&F, the authority of the Compensation Committee to make grants under the Plan will terminate on the date that is ten years after the latest date upon which stockholders of A&F have approved the 2005 Plan.

     Amendment and Termination. The Board of Directors of A&F may suspend, amend or terminate the 2005 Plan; provided, however, that A&F’s stockholders will be required to approve any amendment (i) to the extent required by law or NYSE rules, (ii) that would materially increase the aggregate number of shares of Common Stock issuable under the 2005 Plan, (iii) that would alter the 2005 Plan’s provisions restricting A&F’s ability to grant Options or SARs with an exercise price that is not less than the fair market value of the underlying Common Stock, or (iv) in connection with any action to amend or replace previously granted Options or SARs in a transaction that constitutes a “repricing” as such term is used in Section 303A.08 of the NYSE Listed Company Manual.

     Awards granted prior to a termination of the 2005 Plan will continue in accordance with their terms following such termination. No amendment, suspension or termination of the 2005 Plan will adversely affect the rights of a participant in awards previously granted without such participant’s consent.

For additional information about the 2005 Plan, please refer to “PROPOSAL TO APPROVE ADOPTION OF THE ABERCROMBIE & FITCH CO. 2005 LONG-TERM INCENTIVE PLAN” on pages 36 through 43 of A&F’s Proxy Statement for the 2005 Annual Meeting, as filed with the Securities and Exchange Commission (the “SEC”) on May 12, 2005, which is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Election of Daniel J. Brestle to Board of Directors

     At the annual meeting of A&F’s Board of Directors held on June 15, 2005 (the “Board Annual Meeting”), the Board of Directors elected Daniel J. Brestle as a director of A&F. Mr. Brestle had been identified as a director candidate by the independent search firm of Heidrick & Struggles, which firm A&F had retained to assist A&F in searching for qualified and independent Board members. At the Board Annual Meeting, as permitted by A&F’s Amended and Restated Bylaws, the A&F Board increased the number of directors from ten to eleven, and Mr. Brestle was elected to fill the vacancy created by the increase, in each case upon the unanimous recommendation of the Nominating and Board Governance Committee. In accordance with the provisions of A&F’s Amended and Restated Certificate of Incorporation, Mr. Brestle joins A&F’s class of directors whose terms of office will expire at the 2007 Annual Meeting of Stockholders.

     Mr. Brestle currently serves as the Chief Operating Officer for The Estee Lauder Companies Inc. The A&F Board of Directors determined that Mr. Brestle has no relationship with A&F, either directly or indirectly, including, without limitation, any commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship, that would be inconsistent with a determination of independence under the applicable sections of the NYSE Listed Company Manual or the applicable rules and regulations of the SEC, including Rule 16b-3 under the Exchange Act. The A&F Board of Directors also determined that Mr. Brestle qualifies as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code.

     Mr. Brestle’s nomination did not appear in A&F’s proxy materials for the 2005 Annual Meeting because of his very recent identification to A&F by Heidrick & Struggles. Mr. Brestle was first introduced personally to A&F after it had mailed its proxy materials to its stockholders on May 12, 2005. A&F then accelerated its evaluation process in order to fully consider his qualifications and experience, in order to present his candidacy as a director at the earliest practicable time. The Nominating and Board Governance Committee and the Board of Directors of A&F both concluded that the strength of Mr. Brestle’s qualifications and his independence indicated that it would be in the best interest of A&F for him to be elected to the Board of Directors at the earliest practicable time, rather than waiting until the 2006 Annual Meeting of Stockholders to do so.

     As discussed below in “Item 8.01. Other Events,” at the Board Annual Meeting, the A&F Board of Directors appointed Mr. Brestle to serve as a member of the Compensation Committee.

     On June 15, 2005, A&F issued a news release announcing the election of Mr. Brestle as a director. The news release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01. Other Events.

Election of Directors at 2005 Annual Meeting and Continuing Directors

     At the 2005 Annual Meeting, each of Russell M. Gertmenian, Archie M. Griffin and Allan A. Tuttle was elected by the A&F stockholders as a director of A&F to serve for a three-year term expiring at the Annual Meeting of Stockholders in 2008.

     The directors of A&F whose terms of office continue until the 2006 Annual Meeting of Stockholders are: James B. Bachmann; Lauren J. Brisky; Michael S. Jeffries; and John W. Kessler.

     The directors of A&F whose terms of office continue until the 2007 Annual Meeting of Stockholders are: Daniel J. Brestle (following his election at the Board Annual Meeting); John A. Golden; Edward F. Limato; and Robert S. Singer.

Ratification by Stockholders of Appointment of PricewaterhouseCoopers LLP

     At the 2005 Annual Meeting, the stockholders of A&F ratified the appointment of PricewaterhouseCoopers LLP as A&F’s registered public accounting firm for the fiscal year ending January 28, 2006.

Appointment of Committee Members

     At the Annual Board Meeting, upon the recommendation of the Nominating and Board Governance Committee, the A&F Board made the following appointments of members to serve on the committees of the Board:

•	Executive Committee — Michael S. Jeffries (Chair); Russell M. Gertmenian; and John A. Golden

•	Audit Committee — James B. Bachmann (Chair); Lauren J. Brisky; John A. Golden; and Allan A. Tuttle.

•	Compensation Committee — Edward F. Limato (Chair); Daniel J. Brestle; and John W. Kessler

•	Nominating and Board Governance Committee — John A. Golden (Chair); Archie M. Griffin; and John W. Kessler

     The A&F Board of Directors also created a special committee which will report to the Board of Directors and, among other things, will conduct a full review of its corporate governance practices and procedures. The special committee members will be Lauren J. Brisky (Chair); James B. Bachmann; and Allan A. Tuttle.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits:

     The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Abercrombie & Fitch Co. 2005 Long-Term Incentive Plan

99.1	News Release issued by Abercrombie & Fitch Co. on June 15, 2005

[Remainder of page intentionally left blank; signature on following page.]

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABERCROMBIE & FITCH CO.
Dated: June 17, 2005	By:	/s/ Robert S. Singer
Robert S. Singer
President and Chief Operating Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Abercrombie & Fitch Co. 2005 Long-Term Incentive Plan

99.1	News Release issued by Abercrombie & Fitch Co. on June 15, 2005